EXHIBIT 23


TERRY AMISANO LTD.                                                AMISANO HANSON
KEVIN HANSON, CA                                           CHARTERED ACCOUNTANTS


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the inclusion or incorporation by reference in the Amendment No. 6 of the Form SB-2 Registration Statement dated December 8, 2004 for BV Pharmaceutical, Inc. (the "Company"), of the following:

     - Our audit report to the Stockholders dated June 8, 2004 on the financial statements of the Company as at May 31, 2004, December 31, 2003 and 2002 and for the periods then ended.

     - Our review engagement report to the Stockholders dated October 26, 2004 on the financial statements of the Company as at September 30, 2004 and for the nine-months then ended.

We also consent to the reference to us under the captions "Experts" in the Registration Statement.



Vancouver, Canada                                               "AMISANO HANSON"
December 8, 2004                                          CHARTERED  ACCOUNTANTS